Exhibit 5.1

TROUTMAN SANDERS LLP

ATTORNEYS AT LAW

BANK OF AMERICA PLAZA

600 PEACHTREE STREET, N.E. - SUITE 5200

ATLANTA, GEORGIA 30308-2216

www.troutmansanders.com

TELEPHONE: 404-885-3000

April 7, 2006

Georgia Power Company

241 Ralph McGill Boulevard, N.E.

Atlanta, Georgia 30308-3374

Ladies and Gentlemen:

We have acted as counsel to Georgia Power Company (the “Company”) in connection with the Registration Statement on Form S-4 (Registration No. 333-130975), as amended by Amendment No. 1 to such Registration Statement (together, the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the issuance of 1,800,000 shares of the 6 1/8% Series Class A Preferred Stock, Non-Cumulative, Par Value $25 Per Share of the Company (the “Shares”), in connection with the merger of Savannah Electric and Power Company (“Savannah Electric”) with and into the Company (the “Merger”), pursuant to the terms and conditions of that certain Agreement and Plan of Merger, dated as of December 13, 2005, by and between Savannah Electric and the Company (the “Merger Agreement”).

In rendering this opinion, we have examined (i) the Registration Statement, (ii) the Merger Agreement, (iii) copies of the form of Amended and Restated Charter of the Company and the form of Amendment to the Amended and Restated Charter of the Company to be filed with the Georgia Secretary of State pursuant to the Merger Agreement prior to the effective time of the Merger, which include the terms of the Shares, and (iv) such other records, agreements, instruments and other documents as we have deemed relevant to this opinion, and we have made such other investigations as we have deemed necessary. As to questions of fact material to this opinion, we have relied upon certificates of public officials and of officers and representatives of the Company.

In rendering this opinion, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as duplicates or certified conformed copies and the authenticity of the originals of such latter documents.

Based upon and subject to the foregoing, we are of the opinion that, assuming (i) the Merger shall have been consummated in accordance with the Merger Agreement and the applicable provisions of the Georgia Business Corporation Code, including the filing of the Amended and Restated Charter of the Company and the Amendment to the Amended and

ATLANTA • HONG KONG • LONDON • NEW YORK • NORFOLK • RALEIGH • RICHMOND • TYSONS CORNER • VIRGINIA BEACH • WASHINGTON, D.C.

TROUTMAN SANDERS LLP

ATTORNEYS AT LAW

Georgia Power Company

April 7, 2006

Restated Charter of the Company prior to the effective time of the Merger, in substantially the form attached to the Merger Agreement, with the Georgia Secretary of State in accordance with the applicable provisions of the Georgia Business Corporation Code, (ii) the pertinent provisions of the Securities Act and the Securities Exchange Act of 1934, as amended, shall have been complied with, and (iii) the applicable provisions of securities or “blue sky” laws of various states shall have been complied with, when certificates evidencing the Shares have been duly executed, countersigned, registered, issued and delivered by the proper officers of the Company in compliance with the Merger Agreement, the Shares will be duly and validly issued and outstanding, fully paid and non-assessable shares of the Class A Preferred Stock of the Company.

We are members of the State Bar of Georgia and we do not express any opinion herein concerning any law other than the law of the State of Georgia and the federal law of the United States. This opinion is limited to the matters expressly opined on herein, and no opinion may be implied or inferred beyond those expressly stated. This opinion is rendered as of the date hereof, and we make no undertaking and expressly disclaim any duty to supplement or update such opinion, if, after the date hereof, facts or circumstances come to our attention or changes in the law occur which could affect such opinion.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the reference to this firm under the heading “Legal Matters” in the related proxy statement/prospectus. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Troutman Sanders LLP